CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-181502 dated May 9, 2013; File No. 333-174948 dated May 9, 2013) and Form S-8 (File No. 333-188839 dated May 24, 2013) of InspireMD, Inc., of our report dated September 17, 2013 relating to the financial statements, which appears in this Form 10-K.

Tel-Aviv, Israel	/s/Kesselman & Kesselman
September 17, 2013	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 68125, Israel, P.O Box 452 Tel-Aviv 61003 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.co.il